EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the DBJPM 2017-C6 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

 Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Olympic Tower Mortgage Loan, KeyBank National Association, as Special Servicer for the Olympic Tower Mortgage Loan prior to June 22, 2022, Green Loan Services LLC, as Special Servicer for the Olympic Tower Mortgage Loan on and after June 22, 2022, Wells Fargo Bank, National Association, as Trustee for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Olympic Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan on and after December 14, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the iStar Leased Fee Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the iStar Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the iStar Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the iStar Leased Fee Portfolio Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the iStar Leased Fee Portfolio Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the iStar Leased Fee Portfolio Mortgage Loan on and after December 14, 2022, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the iStar Leased Fee Portfolio Mortgage Loan.

Dated: March 15, 2023

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)